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                                                                   EXHIBIT 23.2


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 11, 1997 (except with respect to the matters discussed in Note 9, as to which the date is June 3, 1997), included in Lamalie Associates, Inc.'s Registration Statement on Form S-1 (No. 333-26027) and to all references to our firm included in this Registration Statement.


Arthur Andersen LLP
Tampa, Florida
July 8, 1997